EXHIBIT 5.1

December 18, 2017

Dolphin Entertainment, Inc.

2151 Le Jeune Road, Suite 150 Mezzanine

Coral Gables, Florida 33134

RE:

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Dolphin Entertainment, Inc., a Florida corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”)  (File No. 333-219029) (the “Registration Statement”) with respect to (i) up to $6.0 million of units (“Units”), with each Unit consisting of one share (the “Shares”) of the Company’s common stock, $0.015 par value (“Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”); (ii) up to an aggregate of $0.9 million of Shares and/or Warrants for which the underwriters have been granted an over-allotment option; (iii) all Shares issued as part of the Units; (iv) all Warrants issued as part of the Units; (v) all Shares issuable upon exercise of the Warrants (the “Warrant Shares”); (vi) all warrants to purchase Common Stock to be issued to the underwriters as compensation (the “Underwriters’ Warrants”); and (vii) all shares of Common Stock underlying the Underwriters’ Warrants (the “Underwriters’ Shares”).

The Units, the Warrants, the Shares and the Warrant Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and Maxim Group LLC (the “Representative”), acting for itself and as representative for any other underwriters named therein.  The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.  We also understand that the Underwriters’ Warrants and Underwriters’ Shares are being issued as compensation pursuant to the terms of the Underwriting Agreement and the Underwriters’ Warrant attached as an exhibit thereto in the form filed as Exhibit 4.6 to the Registration Statement.  In addition, we understand that the Warrants will be issued under a Warrant Agency Agreement between the Company and Nevada Agency and Transfer Company, as warrant agent, a form of which has been filed as Exhibit 4.5 to the Registration Statement (the “Warrant Agreement”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinion hereinafter expressed, we have examined originals, or copies, certified or otherwise identified, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended; (ii) the Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company; (iv) the Registration Statement and the Prospectus and all exhibits thereto; and (v) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies.  We have also assumed that all Units, Warrants, Shares, Underwriters’ Warrants and Underwriters’ Shares will be issued in the manner described in the Registration Statement and Warrant and/or in accordance with the terms of the Underwriting Agreement and the Warrant Agreement.

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN¬

BOCA RATON

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SEOUL∞

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TOKYO¤

WARSAW~

WASHINGTON, D.C.

WESTCHESTER COUNTY

WEST PALM BEACH

¬

OPERATES AS
GREENBERG TRAURIG GERMANY, LLP

*

OPERATES AS A
SEPARATE UK REGISTERED LEGAL ENTITY

+

OPERATES AS
GREENBERG TRAURIG, S.C.

* *

STRATEGIC ALLIANCE

∞

OPERATES AS
GREENBERG TRAURIG LLP
FOREIGN LEGAL CONSULTANT OFFICE

^

A BRANCH OF
GREENBERG TRAURIG, P.A.,
FLORIDA, USA

¤

OPERATES AS
GT TOKYO  HORITSU JIMUSHO

~

OPERATES AS
GREENBERG TRAURIG GRZESIAK SP.K.

Based on the foregoing and such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1)

The Units and the Shares, when issued and delivered by the Company in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(2)

The Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement and the Warrant Agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(3)

The Warrant Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement and the Warrant Agreement, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable;

(4)

The Underwriters’ Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(5)

The Underwriters’ Shares, when issued upon exercise of the Underwriters’ Warrants in the manner and on the terms described in the Registration Statement and the Underwriters’ Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Florida Business Corporation Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A. Greenberg Traurig, P.A.